                                                                  EXHIBIT 10.27

                                VALUECLICK, INC.

                   COMMON STOCK AND WARRANT PURCHASE AGREEMENT

                                JANUARY 11, 2000


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                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

SECTION 1.....................................................................1
         1.1      Authorization of Common Stock...............................1
         1.2      Sale of Common Stock........................................1
         1.3      Issuance of Warrant.........................................1

SECTION 2.....................................................................1
         2.1      Closing.....................................................1
         2.2      Delivery and Payment........................................1

SECTION 3.....................................................................2
         3.1      Organization and Qualification; Subsidiaries................2
         3.2      Certificate of Incorporation and Bylaws.....................2
         3.3      Capitalization..............................................2
         3.4      Corporate Power; Authorization..............................3
         3.5      No Conflict; Required Filings and Consents..................4
         3.6      Permits; Compliance with Laws...............................4
         3.7      SEC Filings; Financial Statements...........................5
         3.8      Absence of Certain Changes or Events........................5
         3.9      Employee Benefit Plans; Labor Matters.......................6
         3.10     Contracts...................................................8
         3.11     Litigation..................................................8
         3.12     Environmental Matters.......................................8
         3.13     Intellectual Property.......................................9
         3.14     Taxes......................................................10
         3.15     Brokers....................................................12
         3.16     Certain Business Practices.................................12
         3.17     Section 203 of the DGCL Not Applicable.....................12
         3.18     Business Activity Restriction..............................12
         3.19     Registration Rights........................................13
         3.20     Offering...................................................13

SECTION 4....................................................................13
         4.1      Organization and Qualification; Subsidiaries...............13
         4.2      Certificate of Incorporation and Bylaws....................13
         4.3      Capitalization.............................................13
         4.4      Authority Relative to the Authorized Agreements............14
         4.5      No Conflict; Required Filings and Consents.................14
         4.6      SEC Filings; Financial Statements..........................15
         4.7      Brokers....................................................15
         4.8      Investment Intent; Blue Sky................................15
         4.9      Rule 144...................................................16
         4.10     No Public Market...........................................16


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                                TABLE OF CONTENTS

                                   (CONTINUED)

                                                                           PAGE
                                                                           ----

         4.11     Restrictions on Transfer; Restrictive Legends..............16
         4.12     Authorization..............................................16
         4.13     Accredited Investor........................................16
SECTION 5....................................................................17
         5.1      Representations and Warranties Correct.....................17
         5.2      Covenants..................................................17
         5.3      Compliance Certificate.....................................17
         5.4      Blue Sky...................................................17
         5.5      Restated Certificate.......................................17
         5.6      Investor Rights Agreement..................................17
         5.7      Board of Directors.........................................17
         5.8      Voting Agreement...........................................17
         5.9      Registration Rights Agreement..............................17
         5.10     Opinion of the Company's Counsel...........................17
         5.11     No Order; HSR Act..........................................17
SECTION 6....................................................................18
         6.1      Representations and Warranties Correct.....................18
         6.2      Covenants..................................................18
         6.3      Blue Sky...................................................18
         6.4      Investor Rights Agreement..................................18
         6.5      Voting Agreement...........................................18
         6.6      Registration Rights Agreement..............................18
         6.7      No Order; HSR Act..........................................18
SECTION 7....................................................................19
         7.1      Covenant Not to Sue........................................19
         7.2      Good Faith Negotiation of a License........................19
         7.3      No Admission of Validity or Infringement...................19
         7.4      Agreement to Use DART Services.............................19

SECTION 8....................................................................19
         8.1      Governing Law..............................................19
         8.2      Entire Agreement; Amendment................................20
         8.3      Notices, etc...............................................20
         8.4      Delays or Omissions........................................21
         8.5      Counterparts...............................................21
         8.6      Severability...............................................21
         8.7      Titles and Subtitles.......................................21
         8.8      Successors and Assigns.....................................21
         8.9      No Survival of Representations and Warranties..............21
         8.10     Amendments and Waivers.....................................21


                                      -ii-
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     EXHIBIT A           Common Stock Purchase Warrant
     EXHIBIT B           Company Disclosure Schedule
     EXHIBIT C         Investor Rights Agreement
     EXHIBIT D           Voting Agreement
     EXHIBIT E           Registration Rights Agreement
     EXHIBIT F         Opinion of Company Counsel

                                VALUECLICK, INC.

                   COMMON STOCK AND WARRANT PURCHASE AGREEMENT

         This agreement (the "AGREEMENT") is made effective as of January 11, 2000 (the "EFFECTIVE DATE"), by and between ValueClick, Inc., a Delaware corporation (the "COMPANY") and DoubleClick Inc., a Delaware corporation (the "PURCHASER").

                                    SECTION 1

                     AUTHORIZATION AND SALE OF COMMON STOCK.

         1.1 AUTHORIZATION OF COMMON STOCK. The Company has authorized the sale and issuance of 15,757,125 shares (the "Shares") of Common Stock (the "Common Stock") and has reserved sufficient shares of Common Stock for issuance pursuant to the exercise of the Common Stock Purchase Warrant in substantially the form attached hereto as EXHIBIT A (the "Warrant").

         1.2 SALE OF COMMON STOCK. Subject to the terms and conditions hereof, the Company will issue and sell to the Purchaser and the Purchaser will buy from the Company a total of 15,757,125 Shares at a per share purchase price of $5.44, and at the aggregate purchase price of $85,718,760.

         1.3 ISSUANCE OF WARRANT. Subject to the terms and conditions hereof, the Company will issue to the Purchaser a warrant to purchase that number of shares of Common Stock of the Company as described in the Warrant.

                                    SECTION 2

                             CLOSING DATE; DELIVERY.

         2.1 CLOSING. The closing (the "CLOSING") shall be held at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, CA as promptly as practicable after satisfaction of the closing conditions in Section 4 and Section 5 of this Agreement (the date and time of the Closing is hereinafter referred to as the "CLOSING DATE").

         2.2 DELIVERY AND PAYMENT. At the Closing, the Company will deliver to the Purchaser, with respect to the Shares being purchased at the Closing, certificates, registered in the Purchaser's name, representing the number of Shares to be purchased by the Purchaser at the Closing, against payment of the aggregate purchase price of $85,718,760. The purchase price shall be paid by a $10,000,000 wire transfer and $75,718,760 in shares of Purchaser Common Stock. Purchaser's Common Stock shall be valued at the weighted average closing price of Purchaser's Common Stock for thirty consecutive trading days ending on and including the day preceding the Effective Date. The Company shall also deliver to the Purchaser the executed Warrant.

                                    SECTION 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth on EXHIBIT B attached hereto (the "COMPANY DISCLOSURE SCHEDULE"), which sets forth exceptions listed by applicable subsection, the Company represents and warrants to the Purchaser that, as of the date of the Closing:

         3.1      ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                  (a) Company and each directly and indirectly owned subsidiary of Company (the "COMPANY SUBSIDIARIES") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, any change in or effect on the business of Company and the Company Subsidiaries that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition, results of operations or prospects of Company and the Company Subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT")

                  (b) Section 3.1 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of each Company Subsidiary, together with (i) the jurisdiction of incorporation or organization of each Company Subsidiary and the percentage of each Company Subsidiary's outstanding capital stock or other equity interests owned by Company or another Company Subsidiary and (ii) an indication of whether each Company Subsidiary is a "Significant Subsidiary" as defined in Regulation S-X under the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT"). Except as set forth in
Section 3.1 of the Company Disclosure Schedule, neither Company nor any Company Subsidiary owns an equity interest in any partnership or joint venture arrangement or other business entity.

         3.2 CERTIFICATE OF INCORPORATION AND BYLAWS. The copies of Company's Amended and Restated Certificate of Incorporation (the "RESTATED CERTIFICATE") and bylaws previously provided to Purchaser by Company are true, complete and correct copies thereof. Such Restated Certificate and bylaws are in full force and effect. Company is not in violation of any of the provisions of the Restated Certificate or bylaws.

         3.3 CAPITALIZATION. The authorized capital stock of Company consists of 100,000,000 shares of Company Common Stock and 20,000,000 shares of preferred stock ("COMPANY PREFERRED STOCK"). As of the date hereof, (i) 21,474,713 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Company Common Stock are held in the treasury of Company, (iii) no shares of Company Common Stock are held by Company Subsidiaries, (iv) 8,000,000 shares of Company Common Stock are reserved for


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future issuance pursuant to Company Stock Options, of which 4,036,487 and
668,281 shares of Company Common Stock are reserved for future issuance pursuant to unvested, outstanding and vested, outstanding, unexercised Company Stock Options, respectively, and (v) 10,587,144 shares of Company Preferred Stock are outstanding. The name of each holder of a Company Stock Option, the grant date of each Company Stock Option, and the number of shares of Company Common Stock for which each Company Stock Option is exercisable and the exercise price of each Company Stock Option are set forth in Section
3.3 of the Company Disclosure Schedule. Except for shares of Company Common Stock issuable pursuant to Company Stock Plans, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Company is a party or by which Company is bound relating to the issued or unissued capital stock of Company or any Company Subsidiary or obligating Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Company or any Company Subsidiary. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Company Subsidiary. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Company or another Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. There are no material outstanding contractual obligations of Company or any Company Subsidiary to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person.

         3.4 CORPORATE POWER; AUTHORIZATION. Company has all necessary corporate power and authority to execute and deliver this Agreement, the Warrant, the Investor Rights Agreement in substantially the form attached hereto as EXHIBIT C (the "INVESTOR RIGHTS AGREEMENT"), the Voting Agreement in substantially the form attached hereto as EXHIBIT D (the "VOTING AGREEMENT") and the Registration Rights Agreement in substantially the form attached hereto as EXHIBIT E (the "REGISTRATION RIGHTS AGREEMENT" and, together with the Investor Rights Agreement and Voting Agreement, the "AUTHORIZED AGREEMENTS"), to perform its obligations under each such agreement, to consummate the transactions contemplated under each such agreement and to sell and issue the Shares hereunder. The execution and delivery of each such agreement by Company and the consummation by Company of the transactions contemplated under each such agreement have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Company are necessary. Each such agreement has been duly executed and delivered by Company and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute legal, valid and binding obligations of Company, enforceable against Company in accordance with their terms, subject to any effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws effecting the rights of creditors. The Authorized Agreements, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and


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

nonassessable, and will have the rights, preferences, privileges and restrictions described in the Company's Restated Certificate; the Common Stock issuable upon exercise of the Warrant has been duly and validly reserved and, when issued in compliance with the provisions of the Restated Certificate, will be validly issued, fully paid and nonassessable; and the Shares will be free of any liens or encumbrances (assuming the Purchaser take the Shares with no notice thereof) other than any liens or encumbrances created by or imposed upon the holders; provided, however, that the Shares may be subject to restrictions on transfer under state or federal securities laws and restrictions set forth in the Investor Rights Agreement. The issuance of the Shares is not subject to any preemptive rights or rights of first refusal.

         3.5      NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) The execution and delivery of the Authorized Agreements by Company do not, and the performance by Company of its obligations hereunder and under each such agreement and the sale of the Shares will not, (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Company or any equivalent organizational documents of any Company Subsidiary, (ii) assuming that all filings and notifications described in
Section 3.5(b) have been made, conflict with or violate any Law applicable to Company or any Company Subsidiary or by which any property or asset of Company or any Company Subsidiary is bound or affected or (iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

                  (b) The execution and delivery of this Agreement by Company do not, and the performance by Company of its obligations hereunder and the sale of the Shares will not, require any consent, approval, authorization or permit of, or filing by Company with or notification by Company to any United States Federal, state or local or any foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body (a "GOVERNMENTAL ENTITY"), except pursuant to applicable requirements of the Exchange Act, the Securities Act of 1933, as amended (the "SECURITIES ACT"), Blue Sky Laws, the rules and regulations of the Nasdaq National Market System ("NNM"), the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") and the filing of the Company's Restated Certificate.

         3.6 PERMITS; COMPLIANCE WITH LAWS. Company and the Company Subsidiaries are in possession of all material franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any Governmental Entity necessary for Company or any Company Subsidiary to own, lease and operate its properties or to offer or perform its services or to develop, produce, store, distribute and market its products or otherwise to carry on its business as it is now being conducted (collectively, the "COMPANY PERMITS"), and, as of the date of this Agreement, none of the Company Permits has been suspended or cancelled nor is any such suspension or cancellation pending or, to the knowledge of Company, threatened. Neither Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Company or any Company Subsidiary or by which any property or asset of Company or any Company Subsidiary is bound or affected or (ii) any Company Permits except for such conflicts, defaults or violations which could not in the aggregate be reasonably expected to have a Material Adverse Effect. Since January 1, 1999, neither Company nor any Company Subsidiary has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws.

         3.7 SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) The Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "SEC") on October 12, 1999, as amended on December 22, 1999 (the "S-1 REGISTRATION") (i) was prepared in accordance with the requirements of the Securities Act, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The S-1 Registration was prepared in all material respects in accordance with the requirements of applicable law. No Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the NNM, any other stock exchange or any other comparable Governmental Entity.

                  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the S-1 Registration was prepared in accordance with U.S. GAAP (except as may be permitted by Form 10-Q under the Exchange Act) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of Company and the consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments).

                  (c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of Company and the Company Subsidiaries as reported in the S-1 Registration, including the notes thereto, none of Company or any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with United States generally accepted accounting principles ("U. S. GAAP"), except for immaterial liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 1998.

         3.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1998, Company and the Company Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice and, since such date, there has not been (i) any Material Adverse Effect on the Company, (ii) any event that could reasonably be expected to prevent or materially delay the performance of Company's obligations pursuant to this Agreement and the sale of the Shares by Company, (iii) any material change by Company in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Company Common Stock or any redemption, purchase or other acquisition of any of Company's securities, (v) except for changes in the ordinary course of business consistent with past practice that only affect non-officer employees of the Company, any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any employees, officers, consultants or directors of Company or any Company Subsidiary, (vi) any issuance or sale of any stock, notes, bonds or other securities other than pursuant to the exercise of outstanding securities, or entering into any agreement with respect thereto, (vii) any amendment to the Company's certificate of incorporation or bylaws, (viii) other than in the ordinary course of business consistent with past practice, any (x) purchase, sale, assignment or transfer of any material assets, (y) mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible, except for liens for Taxes not yet delinquent and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a Material Adverse Effect on the Company, or (z) waiver of any rights of material value or cancellation or any material debts or claims, (ix) any incurrence of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (x) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Company or any Company Subsidiary, or (xi) any entering into any transaction of a material nature other than in the ordinary course of business, consistent with past practice.

         3.9 EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

                  (a) DEFINITIONS. For purposes of this Section 3.9(a), the following terms shall mean as follows: (i) ERISA: Employee Retirement Income Security Act of 1974, as amended; (ii) Benefit Plans: any "employee benefit plan", as defined in Section 3(3) of ERISA and any plan, program, arrangement or contract providing for severance; medical, dental or vision benefits; life insurance or death benefits; disability benefits, sick pay or other wage replacement; vacation, holiday or sabbatical; pension or profit-sharing benefits; stock options or other equity compensation; bonus or incentive pay or other material fringe benefits), whether written or not; (iii) Company Benefit
Plan: any Benefit Plan maintained, sponsored or contributed to or required to be contributed to by Company or any Company Subsidiary; (iv) IRS: United States Internal Revenue Service; and (v) the Code: Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder).

                  (b) Each Company Benefit Plan has been administered in all material respects in accordance with its terms and all applicable laws, including ERISA and the Code, and contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or, if not yet due, have been properly reflected on the most recent consolidated balance sheet filed or incorporated by reference in the S-1 Registration prior to the date of this Agreement. With respect to the Company Benefit Plans, no event has occurred and, to the knowledge of Company, there exists no condition or set of circumstances in connection with which Company or any Company Subsidiary could be subject to any material liability (other than for routine benefit liabilities) under the terms of, or with respect to, such Company Benefit Plans, ERISA, the Code or any other applicable Law.

                  (c) No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Company is threatened, against or with respect to any such Company Benefit Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor (other than routine benefits claims).

                  (d) No Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of ERISA and neither the Company, any Company Subsidiary nor any other trade or business (whether or not incorporated) that is under "common control" with Company or a Company Subsidiary (within the meaning of ERISA Section 4001) or with respect to which Company or any Company Subsidiary could otherwise incur liability under Title IV of ERISA (a "COMPANY ERISA AFFILIATE") has sponsored or contributed to or been required to contribute to a multiemployer pension plan or other pension plan subject to Title IV of ERISA. No material liability under Title IV of ERISA has been incurred by Company, any Company Subsidiary or any Company ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Company or any Company Subsidiary of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder. None of the assets of Company or any Company Subsidiary is, or may reasonably be expected to become, the subject of any lien arising under ERISA or Section 412(n) of the Code.

                  (e) With respect to each Benefit Plan that is subject to Title IV or Part 3 of Title I of ERISA or Section 412 of the Code, (i) no reportable event (within the meaning of Section 4043 of ERISA, other than an event that is not required to be reported before or within 30 days of such event) has occurred or is expected to occur, (ii) there was not an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Benefit Plan; and
(iii) there is no "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

                  (f) Company has delivered to Purchaser true, complete and correct copies of (i) all employment agreements with officers and all consulting agreements of Company and each Company Subsidiary, (ii) all severance plans, agreements, programs and policies of Company and each Company Subsidiary with or relating to their respective employees, directors or consultants, and (iii) all plans, programs, agreements and other arrangements of Company and each Company Subsidiary with or relating to their respective employees, directors or consultants which contain "change of control" provisions. No payment or benefit which may be required to be made by Company or any Company Subsidiary or which otherwise may be required to be made under the terms of any Company Benefit Plan or other arrangement will constitute a parachute payment under Code Section 280(G)(1), and the consummation of the transactions contemplated by this Agreement will not, alone or in conjunction with any other possible event (including termination of employment), (i) entitle any current or former employee or other service provider of Company or any Company Subsidiary to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness), except as expressly provided by this Agreement, or
(ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or service provider.

                  (g) Neither Company nor any Company Subsidiary is a party to, or has any obligations under or with respect to, any collective bargaining or other labor union contract applicable to persons employed by Company or any Company Subsidiary and no collective bargaining agreement is being negotiated by Company or any Company Subsidiary or any person or entity that may obligate the Company or any Company Subsidiary thereunder. As of the date of this Agreement, there is no labor dispute, strike, union organizing activity or work stoppage against Company or any Company Subsidiary pending or, to the knowledge of Company, threatened which may interfere with the respective business activities of Company or any Company Subsidiary. As of the date of this Agreement, to the knowledge of Company, none of Company, any Company Subsidiary, or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Company or any Company Subsidiary, and there is no charge or complaint against Company or any Company Subsidiary by the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing.

         3.10 CONTRACTS. Neither Company nor any Company Subsidiary is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice could reasonably be expected to cause such a violation of or default under) any contract or agreement that is material to the business, assets, liabilities, financial condition or results of operations of Company and Company Subsidiaries, taken as a whole (each, a "MATERIAL CONTRACT"). Each Material Contract is in full force and effect and is a legal, valid and binding obligation of Company or a Company Subsidiary and, to the knowledge of Company, each of the other parties thereto, enforceable in accordance with its terms.

         3.11 LITIGATION . There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Company, threatened against Company or any Company Subsidiary that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or materially interfere with Company's ability to consummate the transactions contemplated hereby, and, to the knowledge of Company, there are no existing facts or circumstances that could reasonably be expected to result in such a suit, claim, action, proceeding or investigation. Company is not aware of any facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to Company and Company Subsidiaries in respect of such suits, claims, actions, proceedings and investigations, except in any case as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Neither Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or materially interfere with Company's ability to consummate the transactions contemplated hereby.

         3.12 ENVIRONMENTAL MATTERS. To the Company's knowledge, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) Company and the Company Subsidiaries are in compliance with all applicable Environmental Laws and all Company Permits required by Environmental Laws; (ii) all past noncompliance of Company or any Company Subsidiary with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability; and (iii) neither Company nor any Company Subsidiary has released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by Company or any Company Subsidiary, in violation of any Environmental Law. For purposes of this Agreement, "ENVIRONMENTAL LAW" shall mean any Law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material, as in effect as of the date hereof. "ENVIRONMENTAL PERMIT" shall mean any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law. "HAZARDOUS MATERIAL" shall mean
(i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

         3.13 INTELLECTUAL PROPERTY. All patents (including, without limitation, all U.S. and foreign patents, patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, re-examinations and extensions thereof), design rights, trademarks, trade names and service marks (whether or not registered), trade dress, Internet domain names, copyrights (whether or not registered) and any renewal rights therefor, SUI GENERIS database rights, statistical models, technology, inventions, supplier lists, trade secrets, know-how, computer software programs or applications in both source and object code form, databases, technical documentation of such software programs ("TECHNICAL DOCUMENTATION"), registrations and applications for any of the foregoing and all other tangible or intangible proprietary information or materials that are or have been used in (including, without limitation, in the development of) Company's business and/or in any product, technology or process (i) currently being or formerly manufactured, published or marketed by Company or (ii) previously or currently under development for possible future manufacturing, publication, marketing or other use by Company are hereinafter referred to as the "COMPANY INTELLECTUAL PROPERTY."

                  (a) All of Company's patents, patent applications, registered trademarks, and trademark applications, and registered copyrights remain in good standing with all fees and filings due as of the Closing Date duly made.

                  (b) Company Intellectual Property contains only those items and rights which are: (i) owned by Company; (ii) in the public domain; or (iii) rightfully used by Company pursuant to a valid and enforceable license or other permission by owner (the "COMPANY LICENSED INTELLECTUAL PROPERTY"). Company has all rights in Company Intellectual Property necessary to carry out Company's current activities (and had all rights necessary to carry out its former activities at the time such activities were being conducted), including without limitation, to the extent required to carry out such activities, rights to make, use, reproduce, modify, adopt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent and lease and, other than with respect to Company Licensed Intellectual Property, assign and sell, Company Intellectual Property.

                  (c) To the best of Company's knowledge, the reproduction, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Company Intellectual Property, product, work, technology or process necessary for operation of Company's business as presently conducted by Company does not infringe on any rights in patent, design right, trademark, trade name, service mark, trade dress, Internet domain name, copyright, database, statistical model, technology, invention, supplier list, trade secret, know-how, computer software program or application of any person, anywhere in the world. Other than with respect to Company Licensed

Intellectual Property, no claims (i) challenging the validity, effectiveness or, ownership by Company of any Company Intellectual Property, or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, work, technology or process as now used or offered for use, licensing, sublicensing or sale by Company or its agents or use by its customers infringes or will infringe on any intellectual property or other proprietary or personal right of any person, have been asserted or, to the knowledge of Company, are threatened by any person, nor are there, to Company's knowledge, any valid grounds for any bona fide claim of any such kind. All of the rights within Company Intellectual Property (except with respect to Company Licensed Property), and to Company's knowledge, all the rights in Company's Licensed Intellectual Property, necessary for use in the operation of the Company's business by Company as presently conducted are enforceable and subsisting. To the knowledge of Company, there is no unauthorized use, infringement or misappropriation of any Company Intellectual Property by any third party, employee or former employee.

                  (d) All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of Company Intellectual Property on behalf of Company, have executed nondisclosure agreements in the form previously provided to Purchaser and either
(i) have been a party to an enforceable "work-for-hire" arrangement or agreements with Company in accordance with applicable national and state law that has accorded Company full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of Company as assignee that have conveyed to Company effective and exclusive ownership of all tangible and intangible property thereby arising.

                  (e) Company is not, nor as a result of the execution or delivery of this Agreement, or performance of Company's obligations hereunder, will Company be, in violation of any license, sublicense, agreement or instrument to which Company is a party or otherwise bound, nor will execution or delivery of this Agreement, or performance of Company's obligations hereunder, cause the diminution, termination or forfeiture of any Company Intellectual Property.

                  (f) Company has taken reasonable steps, in accordance with normal industry practice, to preserve and maintain complete notes and records relating to Company Intellectual Property to cause the same to be readily understood, identified and available to one skilled in the relevant technology.

                  (g) Company Intellectual Property (other than Company Licensed Intellectual Property), and to Company's knowledge the Company's Licensed Intellectual Property is free and clear of any and all mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges of any kind.

                  (h) Company (including its subsidiaries) does not owe any royalties or other payments to third parties in respect of Company Intellectual Property.

         3.14 TAXES. For purposes of this Agreement, "TAX" shall mean (i) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges; (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any taxable period; and (iii) any liability for the payment of amounts of the type described in (i) or (ii) as a result of being a transferee of, or a successor in interest to, any Person or as a result of an express or implied obligation to indemnify any person. "TAX RETURN" shall mean any return, statement or form (including, without limitation, any estimated tax reports or return, withholding tax reports or return and information report or return) required to be filed with respect to any Taxes.

                  (a) Company and each of Company Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Company or any Company Subsidiary is or has been a member, have properly completed and timely filed all Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. Company has provided adequate accruals in accordance with generally accepted accounting principles in its latest financial statements included in the S-1 Registration for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. Company and the Company Subsidiaries have no material liability for unpaid Taxes accruing after the date of the Company's latest financial statements included in the S-1 Registration.

                  (b) There is (i) no material claim for Taxes that is a lien against the property of Company or any Company Subsidiary or is being asserted against Company or any Company Subsidiary other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of Company or any Company Subsidiary being conducted by a Tax Authority; (iii) no extension of the statute of limitations on the assessment of any Taxes granted by Company or any Company Subsidiary and currently in effect, and (iv) no agreement, contract or arrangement to which Company or any Company Subsidiary is a party that may result in the payment of any amount that would not be deductible by reason of
Section 280G or Section 404 of the Code.

                  (c) There has been no change in ownership of Company or any Company Subsidiaries that has caused the utilization of any losses of such entities to be limited pursuant to Section 382 of the Code, and any loss carryovers reflected on the latest financial statements included in the S-1 Registration are properly computed and reflected.

                  (d) Company and the Company Subsidiaries have not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Sale of Shares and issuance of Warrant.

                  (e) Neither Company nor any Company Subsidiary has filed or will file any consent to have the provisions of paragraph 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to Company or any Company Subsidiary.

                  (f) Neither Company nor any Company Subsidiary is a party to any Tax sharing or Tax allocation agreement nor does Company or any Company Subsidiary have any liability or potential liability to another party under any such agreement.

                  (g) Neither Company nor any Company Subsidiary has filed any disclosures under Section 6662 or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.

                  (h) Neither Company nor any Company Subsidiary has ever been a member of a consolidated, combined or unitary group of which Company was not the ultimate parent corporation.

                  (i) Company and each Company Subsidiary has in its possession receipts for any Taxes paid to foreign Tax authorities. Neither Company nor any Company Subsidiary has ever been a "personal holding company" within the meaning of Section 542 of the Code or a "United Sates real property holding corporation" within the meaning of Section 897 of the Code.

         3.15 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the sale of Shares and issuance of Warrant based upon arrangements made by or on behalf of Company.

         3.16 CERTAIN BUSINESS PRACTICES. Neither Company nor any Company Subsidiary nor any directors, officers, agents or employees of Company or any Company Subsidiary (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

         3.17 SECTION 203 OF THE DGCL NOT APPLICABLE. The Board of Directors of Company has approved the sale of Shares and issuance of Warrant and the Authorized Agreements, and such approval is sufficient to render inapplicable to the sale of Shares and issuance of Warrant, the Authorized Agreements and the transactions contemplated by this Agreement, the provisions of Section 203 of the General Corporation Law of the State of Delaware (the "DGCL"). No other state takeover statute or similar statute or regulation applies or purports to apply to the sale of Shares and issuance of Warrant, this Agreement, the Authorized Agreements or the transactions contemplated by this Agreement and the Authorized Agreements.

         3.18 BUSINESS ACTIVITY RESTRICTION. There is no non-competition or other similar agreement, commitment, judgment, injunction, order or decree to which Company or any subsidiary of Company is a party or subject to that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of business by Company. Company has not entered into any agreement under which Company is restricted from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

         3.19 REGISTRATION RIGHTS. Except as set forth in the Investor Rights Agreement, the Company is not under any contractual obligation to register under the Securities Act, any of its presently outstanding securities or any of its securities which may hereafter be issued.

         3.20 OFFERING. Subject to the accuracy of the Purchaser's representations in Section 4 hereof, the offer, sale and issuance of the Shares and the Common Stock reserved for issuance upon exercise of the Warrant constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and are exempt from the qualification requirements of the California Corporate Securities Law of 1968, as amended and the rules thereunder.

                                    SECTION 4

               REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

         The Purchaser hereby severally represents and warrants to the Company as follows:

         4.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of Purchaser and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser. Each of Purchaser and its subsidiaries is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser. Each of Purchaser and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on Purchaser.

         4.2 CERTIFICATE OF INCORPORATION AND BYLAWS. Purchaser has previously furnished to Company complete and correct copies of its certificate of incorporation and bylaws as amended to date (together, the "PURCHASER CHARTER DOCUMENTS"). Such Purchaser Charter Documents and equivalent organizational documents of each of its subsidiaries are in full force and effect. Purchaser is not in violation of any of the provisions of the Purchaser Charter Documents, and no subsidiary of Purchaser is in violation of any of its equivalent organizational documents.

         4.3 CAPITALIZATION. The authorized capital stock of Purchaser consists of (i) 200,000,000 shares of Purchaser Common Stock, and (ii) 5,000,000 shares of Preferred Stock, par value $0.001 per share ("PURCHASER PREFERRED STOCK"). At the close of business on December 31, 1999, (i) 56,145,702 shares of Purchaser Common Stock were issued and outstanding, (ii) no shares of Purchaser Common Stock were held in treasury by Purchaser or by subsidiaries of Purchaser, (iii) 3,018,385 shares of Purchaser Common Stock were reserved for future issuance pursuant to Purchaser's employee stock incentive stock plan, (iv) 375,000 shares of Purchaser Common Stock were reserved for future issuance pursuant to Purchaser's non-officer stock issuance plan; (v) 12,403,208 shares of Purchaser Common Stock were reserved for issuance upon the exercise of outstanding options ("PURCHASER OPTIONS") to purchase Purchaser Common Stock under the employee stock incentive plan; and (vi) no shares of Purchaser Common Stock were reserved for issuance upon the exercise of Purchaser Options to purchase Purchaser Common Stock under the non-officer stock issuance plan. As of the date hereof, no shares of Purchaser Preferred Stock were issued or outstanding. All of the outstanding shares of Purchaser's respective capital stock have been duly authorized and validly issued and are fully paid and nonassessable. All shares of Purchaser Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall, and the Shares to be issued will be, duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock (other than directors' qualifying shares) of each of Purchaser's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares) are owned by Purchaser or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in Purchaser's voting rights, charges or other encumbrances of any nature whatsoever.

         4.4 AUTHORITY RELATIVE TO THE AUTHORIZED AGREEMENTS. Purchaser has all necessary corporate power and authority to execute and deliver the Authorized Agreements, and to perform its obligations under the transactions contemplated under the Authorized Agreements. The execution and delivery of the Authorized Agreements by Purchaser and the consummation by Purchaser the transactions contemplated under the Authorized Agreements have been duly and validly authorized by all necessary corporate action on the part of Purchaser, and no other corporate proceedings on the part of Purchaser are necessary to authorize the Authorized Agreements or to consummate the transactions so contemplated. The Authorized Agreements have been duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by Company, constitute legal and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms.

         4.5      NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) The execution and delivery of the Authorized
Agreements by Purchaser do not, and the performance of the Authorized Agreements by Purchaser shall not, (i) conflict with or violate the certificate of incorporation, bylaws or equivalent organizational documents of Purchaser or any of its subsidiaries, (ii) subject to compliance with the requirements set forth in Section 4.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Purchaser or any of its subsidiaries or by which it or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Purchaser's or any such subsidiary's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Purchaser or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Purchaser or any of its subsidiaries is a party or by which Purchaser or any of its subsidiaries or its or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect could not in the case of clauses
(ii) or (iii) individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Purchaser.

                  (b) The execution and delivery of the Authorized Agreements by Purchaser do not, and the performance of the Authorized Agreements by Purchaser shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the pre-merger notification requirements of the HSR Act and of foreign governmental entities and the rules and regulations thereunder and the rules and regulations of the NNM, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications,
(x) would not prevent the sale of Shares and issuance of Warrant or otherwise prevent Purchaser from performing their respective obligations under this Agreement or (y) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Purchaser.

         4.6      SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) Purchaser has made available to Company a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Purchaser with the SEC on or after July 1, 1997 (the "PURCHASER SEC REPORTS"), which are all the forms, reports and documents required to be filed by Purchaser with the SEC since July 1, 1997. The Purchaser SEC Reports (A) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (B) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Purchaser's subsidiaries is required to file any reports or other documents with the SEC.

                  (b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Purchaser SEC Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents the consolidated financial position of Purchaser and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to be material in amount.

         4.7 BROKERS. Purchaser has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         4.8 INVESTMENT INTENT; BLUE SKY. Purchaser is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. It understands that the issuance of the Shares and Warrant has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the Purchaser's investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser's address set forth in Section 8.3(a) represents the Purchaser's true and correct state of domicile, upon which the Company may rely for the purpose of complying with applicable "Blue Sky" laws.

         4.9 RULE 144. Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in a transaction directly with a "market maker," and the number of shares being sold during any three-month period not exceeding specified limitations.

         4.10 NO PUBLIC MARKET. Purchaser understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company's securities.

         4.11 RESTRICTIONS ON TRANSFER; RESTRICTIVE LEGENDS. Purchaser understands that the transfer of the Shares is restricted by applicable state and Federal securities laws and by the provisions of the Investor Rights Agreement, and that the certificates representing the Shares will be imprinted with legends restricting transfer except in compliance therewith.

         4.12 AUTHORIZATION. All action on the part of the Purchaser's partners, board of directors, and stockholders, as applicable, necessary for the authorization, execution, delivery and performance of the Authorized Agreements, the purchase of and payment for the Shares and the performance of all of the Purchaser's obligations under the Authorized Agreements has been taken or will be taken prior to the Closing. The Authorized Agreements, when executed and delivered by the Purchaser, shall constitute valid and binding obligations of the Purchaser, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies; PROVIDED, HOWEVER, that the Purchaser makes no representation as to the enforceability of the indemnification provisions contained in the Registration Rights Agreement.

         4.13 ACCREDITED INVESTOR. Purchaser is an "accredited investor" within the meaning of SEC Rule 501 or Regulation D, as presently in effect. The Purchaser acknowledges that it has had the opportunity to review this Agreement, the exhibits and the schedules attached hereto and the transactions contemplated by this Agreement with its own legal counsel. Purchaser is relying solely on its own legal counsel and not on the Company or any of the Company's agents for legal advice with respect to this investment or the transactions contemplated by this Agreement.

                                    SECTION 5

                     CONDITIONS TO CLOSING OF THE PURCHASER.

         The Purchaser's obligation to purchase the Shares is, unless waived in writing by the Purchaser, subject to the fulfillment as of the date of such Closing of the following conditions:

         5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the date of the Closing.

         5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

         5.3 COMPLIANCE CERTIFICATE. The Chief Executive Officer of the Company shall deliver to the Purchaser at the Closing a certificate stating that the conditions specified in Sections 5.1 and 5.2 have been fulfilled and stating that there shall have been no adverse change in the business, affairs, operations, properties, assets or condition of the Company since November 30, 1999.

         5.4 BLUE SKY. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares.

         5.5 RESTATED CERTIFICATE. The Company's Restated Certificate increasing the number of authorized Common Stock shall have been filed in the office of the Delaware Secretary of State.

         5.6 INVESTOR RIGHTS AGREEMENT. The Company shall have executed and delivered the Investor Rights Agreement in substantially the form attached hereto as EXHIBIT C.

         5.7 BOARD OF DIRECTORS. Upon the Closing, the authorized number of the Company's directors shall be 9 members 2 of whom shall be designated by the Purchaser.

         5.8 VOTING AGREEMENT. Michael J. Bueno, Brian Coryat, Robert D. Leppo, Steven J. Umberger, James R. Zarley and the Company shall have executed and delivered the Voting Agreement in substantially the form attached hereto as EXHIBIT D.

         5.9 REGISTRATION RIGHTS AGREEMENT. The Company shall have executed and delivered the Registration Rights Agreement in substantially the form attached hereto as EXHIBIT E.

         5.10 OPINION OF THE COMPANY'S COUNSEL. The Purchaser shall have received from Brobeck, Phleger & Harrison, counsel to the Company, a favorable opinion addressed to the Purchaser, dated as of the Closing Date, in substantially the form attached hereto as EXHIBIT F.

         5.11 NO ORDER; HSR ACT. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the sale of Shares and issuance of Warrant illegal or otherwise prohibiting consummation of the transactions contemplated under this Agreement. All waiting periods, if any under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early and all material foreign antitrust approvals required to be obtained prior to the sale of Shares and issuance of Warrant in connection with the transactions contemplated hereby shall have been obtained.

                                    SECTION 6

                      CONDITIONS TO CLOSING OF THE COMPANY.

         The Company's obligation to sell and issue the Shares at the Closing is, unless waived in writing by the Company, subject to the fulfillment as of the date of such Closing of the following conditions:

         6.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations made in Section 4 hereof by the Purchaser purchasing at the Closing shall be true and correct as of the date of the Closing.

         6.2 COVENANTS. All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the Purchaser on or prior to the date of the Closing shall have been performed or complied with in all material respects.

         6.3 BLUE SKY. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares and issuance of the Warrant.

         6.4 INVESTOR RIGHTS AGREEMENT. The Purchaser shall have executed and delivered the Investor Rights Agreement in substantially the form attached hereto as EXHIBIT C.

         6.5 VOTING AGREEMENT. The Purchaser shall have executed and delivered the Voting Agreement in substantially the form attached hereto as EXHIBIT D.

         6.6 REGISTRATION RIGHTS AGREEMENT. The Purchaser shall have executed and delivered the Registration Rights Agreement in substantially the form attached hereto as EXHIBIT E.

         6.7 NO ORDER; HSR ACT.

         No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the sale of Shares and issuance of Warrant illegal or otherwise prohibiting consummation of the transactions contemplated under this Agreement. All waiting periods, if any under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early and all material foreign antitrust approvals required to be obtained prior to the sale of Shares and issuance of Warrant in connection with the transactions contemplated hereby shall have been obtained.

                                    SECTION 7

                             ADDITIONAL AGREEMENTS.

         7.1 COVENANT NOT TO SUE. So long as Purchaser, or any of its subsidiaries, is the owner of record or beneficial owner of at least five percent of the Company's capital stock or option to purchase capital stock of the Company (on a fully diluted basis), Purchaser covenants and agrees not to sue or threaten to sue the Company or any of its vendees, affiliates, licensees, customers or successors in interest for infringement of any claim of Purchaser's U.S. Patent No. 5,948,061, or any claim of any United States patent or patent application, or foreign patent or patent application, that is related to U.S. Patent No. 5,948,061 or claims priority from U.S. Patent No. 5,948,061 or claims any device or process or system of delivery, targeting and/or measuring advertising in a computer network, based upon any act by the Company or any of its vendees, affiliates, licensees, customers or successors in interest. Purchaser further promises to impose the covenant of this paragraph on any third party to whom Purchaser may assign or exclusively license any patent or patent application covered by this paragraph.

         7.2 GOOD FAITH NEGOTIATION OF A LICENSE. If, at any time following the Closing Date, Purchaser, or any of its subsidiaries, is no longer the owner of record or beneficial owner of at least five percent of the Company's capital stock shares of the capital stock of the Company or options to purchase capital stock of the Company, then Purchaser agrees that at such time Purchaser will, in good faith, negotiate with the Company for the Company to obtain a license under commercially reasonable terms to make, use, sell, offer for sale, import and otherwise exploit the invention claimed in Purchaser's U.S. Patent No. 5,948,061 or claimed in any United States or foreign patent or patent application that is related to U.S. Patent No. 5,948,061 or claims priority from U.S. Patent No. 5,948,061 or claims any device or process or system of delivery, targeting and/or measuring advertising in a computer network.

         7.3 NO ADMISSION OF VALIDITY OR INFRINGEMENT. Nothing in this Section 7 shall be construed as an admission by the Company that Purchaser's U.S. Patent No. 5,948,061 is valid, enforceable and/or that U.S. Patent No. 5,948,061 is infringed by the Company.

         7.4 AGREEMENT TO USE DART SERVICES. The Company and Purchaser hereby covenant that they shall enter into a DART Services Agreement with each other as soon as practicable after the Effective Date of this Agreement under such terms as mutually agreed to by the parties. The Company further covenants that to the extent it uses other services that are in the future made available by Purchaser, it shall obtain such services from Purchaser, so long as Purchaser offers such services to the Company on commercially reasonable terms and that such terms are as favorable as others generally available in the marketplace.

                                    SECTION 8

                                 MISCELLANEOUS.

         8.1 GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of Delaware without regard to conflict of laws provisions.

         8.2 ENTIRE AGREEMENT; AMENDMENT. This Agreement, including the exhibits hereto, constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         8.3 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger, addressed:

                  (a)      if to a Purchaser, to:

                           DoubleClick Inc.
                           450 West 33rd Street, 16th Floor
                           New York, NY  10001
                           Attn:  Elizabeth Wang
                           Fax:  (212) 287-9704

                  or at such other address as such Purchaser shall have furnished to the Company, with a copy to:

                           Wilson Sonsini Goodrich & Rosati, P.C.
                           One Market
                           Spear Tower
                           San Francisco, California 94105
                           Attn: Steve Camahort, Esq.
                           Fax:  (415) 222-9633

                  (b)      if to the Company, to:

                           ValueClick, Inc.
                           6450 Via Real
                           P.O. Box 5008
                           Carpinteria, CA 93014-5008
                           Attn: Kurt Johnson Fax:
                           (805) 566-9202

or at such other address as the Company shall have furnished to the Purchaser, with a copy to:

                           Brobeck Phleger & Harrison
                           550 South Hope Street
                           Los Angeles, CA  90071
                           Attn:  Kenneth R. Bender, Esq.
                           Fax:  (213) 745-3345

                  Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when received if delivered personally, if sent by facsimile, the first business day after the date of confirmation that the facsimile has been successfully transmitted to the facsimile number for the party notified, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

         8.4 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

         8.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument.

         8.6 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, which shall be replaced with an enforceable provision closest in intent and economic effect as the severed provision; PROVIDED HOWEVER, that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         8.7 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         8.8 SUCCESSORS AND ASSIGNS. This Agreement shall not be assigned without the consent of both parties to the Agreement. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         8.9 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of this Agreement shall not survive the Closing of this Agreement.

         8.10 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and the Purchaser.

         The foregoing agreement is hereby executed effective as of the date first set forth above.

"COMPANY"                                 "PURCHASER"

VALUECLICK, INC.,                         DOUBLECLICK INC.

a Delaware corporation

By:                                       By:
   ---------------------------               -------------------------
Name:                                     Name:
     -------------------------                 -----------------------
Title:                                    Title:
      ------------------------                  ----------------------


         [Signature Page to Common Stock and Warrant Purchase Agreement]